UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 10, 2015

Analogic Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	0-6715	04-2454372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Centennial Drive, Peabody, Massachusetts	01960
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 978-326-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On September 10, 2015 the compensation committee of the Board of Directors (the “Compensation Committee”) of Analogic Corporation (“we”, “us”, “our”) approved an annual incentive program (the “FY16 AIP”) for the fiscal year ending July 31, 2016 (“fiscal 2016”) and granted awards (the “AIP Awards”) under the FY16 AIP. The AIP Awards were granted subject to our 2014 Annual Incentive Plan (the “Plan”).

Pursuant to the Plan, the Compensation Committee established a sublimit (the “Umbrella Limit”) equal to the maximum amount that may be paid to specified Plan participants under the FY16 AIP. The Umbrella Limit under the FY16 AIP is 2.4% of our non-GAAP Operating Income for James W. Green and 1.4% of our non-GAAP Operating Income for all other executive officers. Our non-GAAP Operating income is based on our GAAP operating income as calculated using the Non-GAAP adjustments set out in our Non-GAAP Adjustment Policy as approved and in effect as of September 10, 2015. If we do not have any non-GAAP Operating income for fiscal 2016, no awards will be payable under the Plan.

Payouts to our executive officers under our FY16 AIP are based on the achievement of revenue and non-GAAP earnings per share goals during fiscal 2016. Under the FY16 AIP, each of our executive officers has been assigned a target cash award and has the opportunity to earn a maximum of two times the target based on performance relative to the criteria described above. Our non-GAAP earnings per share are based on GAAP earnings per share adjusted for certain items that we consider to be non-operating, non-recurring or of a non-cash nature, such as share-based compensation expense, restructuring charges, and acquisition-related expenses. No such item is used to calculate a non-GAAP measure without the approval of the Audit Committee of our Board of Directors.

The following summarizes the annual incentive awards for our named executive officers under the FY16 AIP: James W. Green, 100% of his $624,000 base salary for fiscal 2016, or $624,000; Mervat Faltas 60% of her $328,731 base salary for fiscal 2016, or $191,493; John J. Fry, 60% of his $362,226 base salary for fiscal 2016, or $217,336; Farley Peechatka, 60% of his $299,936 base salary for fiscal 2016, or $179,962.

On September 10, 2015, the Compensation Committee also approved a long-term incentive program (the “FY16-18 LTIP”). Each of our executive officers received a long-term incentive award under the FY16-18 LTIP consisting of the following components (i) restricted stock units that vest based upon achievement of a cumulative non-GAAP earnings per share performance target (the “EPS RSUs”), (ii) restricted stock units that vest based upon achievement of a relative total shareholder return (“TSR”) performance target (the “TSR RSUs”), and (iii) restricted stock units that are subject to time-based vesting and will cliff vest on July 31, 2018 (the “Time-based RSUs”). Relative TSR will be calculated based on our TSR relative to the performance of the Russell 2000 stock index.

The EPS and TSR RSUs vest based on the achievement of their respective performance targets over the three year period ending July 31, 2018. All RSUs earned based on achievement of the performance targets will cliff-vest on July 31, 2018. For our executive officers, performance is evaluated on a per-component basis. Accordingly, achievement in whole or in part of the relevant performance target of a performance-based component will result in the vesting of up to the target number of EPS or TSR RSUs awarded, as the case may be, based on pre-defined formulas. Above-target achievement of a performance-based component will result in vesting of up to twice the target number of EPS or TSR RSUs awarded, as the case may be, based on pre-defined formulas.

The table below summarizes the long-term incentive awards for our named executive officers under the FY16-18 LTIP:

		EPS RSUs (1)	TSR RSUs (1)		Time- based RSUs
Name	At Target	At Maximum Performance	At Target	At Maximum Performance
James W. Green	7,408	14,816	5,669	11,338	7,408
Mervat Faltas	1,626	3,252	1,244	2,488	1,626
John J. Fry	2,150	5,300	1,645	3,290	2,150
Farley Peechatka	1,187	2,374	908	1,186	1,187

(1)	RSUs are subject to the conditions described above.

Also on September 10, 2015, the Compensation Committee approved a $50,000 cash retention bonus payable to Michael Bourque, our Interim Chief Financial Officer and Vice President, Corporate Controller, subject to his continued employment with the Company on September 10, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analogic Corporation

September 16, 2015	By:	/s/ John J. Fry
Name: John J. Fry
Title: Senior Vice President, General Counsel and Secretary